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                                                                         10.1(b)


                          CHANGE OF CONTROL AGREEMENT
                          ---------------------------


     AGREEMENT made at Chicago, Illinois, on September 2, 1997, by and between UNR Industries, Inc., (the "Company") and David LaRusso, (the "Executive").

                                    Recitals
                                    --------

     A. The Executive is currently employed by the Company as Chief Financial Officer UNR Rohn.

     B. The Executive and the Company agree that it is desirable that the Company provide greater employment security to the Executive, and, to that end, the parties hereby enter into this Agreement.

     In consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which is hereby acknowledged the parties agree as follows:

     1. Term of Agreement. Subject to the provisions of paragraphs 2 and 3 of this Agreement, the term of this Agreement shall be for a three year term (the "Three-Year Term") commencing on the date hereof.

     2.                             Definitions.  For purposes of this
                                    -----------
Agreement, the following definitions apply:

     (a) "Cause" shall mean (i) an act or acts of personal dishonesty by Executive which results in personal enrichment of Executive at the expense of the Company, (ii) violation by Executive of Executive's obligations under paragraphs 5 or 6 of this Agreement which are willful on the Executive's part and which are not remedied to the reasonable satisfaction of the Company in a reasonable period of time after receipt of written notice from the Company, or
(iii) the conviction of the Executive of a felony. Any termination of this Agreement for Cause shall be communicated by the Company to the Executive in a notice of termination which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement.

     (b) "Change of Control" shall mean the occurrence of any of the following events:

          (i) The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect on the date hereof) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 50% or more (the "Requisite Percentage") of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a), a Person shall not be deemed to have made an acquisition of Voting Securities if such deemed to have made an acquisition of Voting Securities if such Person: (i) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in
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which all securityholders of the class of such Voting
Securities are treated on a pro rata basis; (ii) acquires the Voting Securities directly from the Company; (iii) becomes the Beneficial Owner of more than the Requisite Percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (iv) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary", (v) acquires Voting Securities in connection with a "on-Control Transaction" (as defined in paragraph (iii) below) or (vi) acquires Voting Securities upon the exercise or conversion of Voting Securities of another class which does not increase the percentage of Voting Securities Beneficially Owned by such Person; and provided further that the UNR Asbestos Disease Claims Trust (the "Trust") may acquire the Beneficial Ownership of additional Voting Securities to the extent that immediately prior to such acquisition the Trust Beneficially Owned at least 50% of the outstanding Voting Securities; or

          (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by (i) a vote of at least two-thirds of the Incumbent Board or (ii) the Trust at such time as the Trust Beneficially Owns at least 50% of the Voting Securities, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act, as in effect on the date hereof) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) Approval by securityholders of the Company of:

               (a) A merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

          (i) the securityholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 75% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

          (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation, and
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          (iii)                     no Person (other than the Company or any
Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of the Requisite Percentage of the then outstanding Voting Securities) upon consummation of the Business Combination is the Beneficial Owner of the Requisite Percentage of the combined voting power for the election of directors generally of the Surviving Corporation's then outstanding securities (a transaction described in clauses (i) through (iii) shall be referred to as a "Non-Control Transaction");

               (b) A complete liquidation or dissolution of the Company; or

          (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     If any of the foregoing transactions are approved by securityhodlders and not consummated within thirty (30) days after such approval is obtained (or such longer period as may be determined by the then members of the Incumbent Board), then the "Change of Control" shall be deemed void ab initio.

          Voting Securities acquired by a Person that is not deemed to constitute an "acquisition" of such Voting Securities by such Person by reason or either of the provisos to paragraph (i) above shall nevertheless be deemed to be Beneficially Owned by such person for purposes of determining whether the "acquisition" of any additional Voting Securities by such Person (which subsequent and, therefore, is considered to be an "acquisition" of Voting Securities for purposes of paragraph (i)) would result in such Person exceeding the Requisite Percentage of Voting Securities. The term "Person shall mean any individual, firm corporation, partnership, joint venture, association, trust or other entity as well as any "Affiliate" or "Associate" thereof (as such terms are defined in the 1934 Act).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because the Requisite Percentage of the ten outstanding Voting Securities is Beneficially Owned by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or
(ii) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Furthermore, if the Executive's employment is terminated and the Executive reasonable demonstrates that such termination (i) was at the request of a third party who has indicated an intention or take steps reasonable calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes hereof, a Change of Control shall be deemed to have occurred and the date of a Change of Control with respect to the employment shall mean the date immediately prior to the termination date.
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     (c) A resignation for "Good Reason" shall mean the resignation of the
Executive from employment by the Company after (i) a material reduction or adverse alteration in the nature of the Executive's position, responsibilities or authorities, (ii) the Executive becoming the holder of a lesser office or title than that held by him immediately prior to such change, (iii) any material reduction of the Executive's compensation or benefits, (iv) the relocation of the Executive's job more than thirty miles from his present location or (v) any other material adverse change to the terms and conditions of the Executive's employment or benefits, provided that, if the Executive shall consent in writing to any event described in clauses (i) through (v) of this sentence, the Executive'' subsequent resignation shall not be treated as a resignation for Good Reason, unless a subsequent event described in such clauses to which Executive did not consent occurs.

     (d) "Permanent Disability" shall mean any physical or mental disability which shall have rendered Executive unable to perform his duties hereunder for 120 consecutive days, or which, in the opinion of a licensed physician reasonable satisfactory to the Company, is likely to render Executive unable to perform his duties hereunder for such period.

     (e) "Retirement" shall mean a termination of the Executive's employment other than for Cause on or after the Executive's attainment of age 65.

     3.                             Severance Benefit
                                    -----------------

     If, during the term of this Agreement, (a) a Change of Control occurs, and
(b) within a two year period from the date of such Change of Control, either (i) the Executive's employment with the Company and its subsidiaries is terminated by the Company other than for Cause or on account of the Executive's death, Permanent Disability or Retirement, or (ii) the Executive resigns for good Reason, then the Company shall pay to the Executive a Severance Payment in an amount equal to one and one-third (1-1/3) times the Executive's annual salary for the year in which termination occurs. The Severance Payment shall be payable in a single lump sum which shall be paid within thirty (30) days of the termination of employment or resignation.

     In addition to the Severance Payment, the Company shall provide health, disability and life insurance in accordance with the plans maintained by the Company for executives for a period of one (1) year from the date of termination of the Executive's employment, provided that health, disability and life insurance benefits shall cease if Executive becomes employed during such period and receives similar benefits in connection with such employment.

     Notwithstanding the foregoing, if there shall be a sale or disposition of all or substantially all the assets of the Company and the Executive shall be offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with the Company before such sale), with the purchaser or any of its affiliates ("Buyer") following such sale or disposition, then the Executive shall not be entitled to a Severance Payment as provided above. In that event, however, the Executive shall be entitled to a Severance Payment if, within a twelve (12) month period, either (1) the Executive's employment with the Buyer shall be terminated by the Buyer other than for Cause or on account of the Executive's death, Permanent Disability or Retirement, or 92) the Executive shall resign from the Buyer for Good Reason. Such Severance Payment shall be computed on the basis of the Executive's salary at the Company in the year in
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which Executive was last employed by the Company.
For purposes of this paragraph, the time of a termination of employment or resignation and the definitions of "Permanent Disability", "Retirement", resignation for "Good Reason" and "Cause" shall be construed with reference to the Buyer instead of with reference to the Company.

     4. No Reduction or Mitigation. The amounts payable pursuant to paragraph 3 of this Agreement shall be paid without reduction, other than as provided in said paragraph, regarding less of any amounts of salary, compensation or other amounts which the Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all such payments net of any legally required tax withholdings.

     5. Non-competition. The Executive agrees that during his employment and for a period of one (1) year after the termination of his employment for any reason, he shall not enter into or engage in or be connected with, or engage to work for an individual, firm or corporation which is engaged in or connected with, any business which is then in substantial competition with the Company in the United States. The provisions of the last preceding sentence shall not apply to the ownership of less than ten percent (10%) of the shares of any corporation listed on any recognized exchange or traded over-the-counter. The provisions of this paragraph shall survive a termination of this Agreement.

     6. Non-Disclosure. The Executive agrees not to disclose either during the period of his employment or at any time thereafter to any person, firm, or corporation any information concerning the business or affairs of the Company which he may have acquired in the course of, or as incident to, his employment with the Company for his own benefit or to the detriment or intended detriment of the Company. The provisions of this paragraph shall survive a termination of this Agreement.

     7. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the Executive's heirs and legal representatives and the Company's successors and assigns. This Agreement is assignable by the Company to any corporate or other entity which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company. Upon any such assignment, and the assumption by the assignee of all obligations hereunder, the Company shall be released from all liability hereunder. This Agreement shall not be assignable by the Executive.

     8. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder, shall be void.

     9. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     10. Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other tem, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     11. Notices. all notices required by this Agreement shall be in writing and delivered by hand or by first class registered or certified mail, postage prepaid.

     12. Legal Fees and Expenses. In the event that Executive undertakes legal action against the Company to enforce its rights under the terms of this Agreement and judgment is entered against the Company, the Company shall pay legal fees and expenses incurred by the Executive.

     13. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

     14. Extension. This Agreement shall be automatically extended for additional Three-Year Terms if the Company does not give Executive written notice of termination of this Agreement on or before 120 days prior to the expiration of the Three Year Term then in effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                UNR Industries, Inc.


                                By:           Brian B. Pemberton
                                              ------------------

                                                   Brian B. Pemberton, President
                                and CEO



                                EXECUTIVE:  David V. LaRusso
                                            ----------------